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                 [GREATER ATLANTIC FINANCIAL CORP. LETTERHEAD]



                        GREATER ATLANTIC FINANCIAL CORP.

           10700 Parkridge Boulevard - Suite P50 - Reston, Virginia 20191
                       (703) 391-1300 - Fax: (703) 391-1506


NEWS RELEASE

DATE:  OCTOBER 26, 2000                          CONTACT:  CARROLL E. AMOS
                                                           (703) 390-0340

                           GREATER ATLANTIC FINANCIAL
               TO INCUR SPECIAL CHARGES IN SEPTEMBER 2000 QUARTER

Reston, Virginia - October 26, 2000 - Greater Atlantic Bank announced today that the Company will incur special charges against earnings aggregating $2.1 million, or $.70 per share, from the settlement of a lawsuit against Greater Atlantic Mortgage Corporation, the mortgage banking subsidiary of Greater Atlantic Bank, the Bank and the Company, and the sale and reclassification by the Bank of certain investment securities at a loss during the quarter ended September 30, 2000.

In commenting on the charges, Carroll E. Amos, President and Chief Executive Officer, stated that "the one-time charges will not have a material impact on the future operations of the Company and Greater Atlantic Bank will remain well capitalized." Continuing, Mr. Amos said: "The Bank elected to sell $19.3 million of fixed-rate, low-yielding investment securities at a loss of $465,000 and changed the classification on $13.8 million in investment securities from available for sale to trading which resulted in a charge to earnings of $389,000. Those securities were detrimental to our interest rate risk position and had an adverse impact on our net interest margin. The proceeds from the sale will be re-invested in substantially higher yielding loans and interest sensitive investments which will improve future operations."

In commenting on the lawsuit Mr. Amos stated, "the Bank's wholly-owned mortgage banking subsidiary will incur a $1.3 million charge for the settlement of a $25.0 million lawsuit filed against the mortgage banking subsidiary, the Bank and the Company. Taking into consideration the status of the litigation, its progress over the past several months and the possibility that, no matter what the outcome, the litigation would result in an appeal, with substantial litigation fees, the Board determined that the most prudent avenue was to settle the lawsuit rather than subject the Bank to the risk of an adverse judgment and continuing legal fees." The suit was dismissed


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with prejudice and without an admission of liability.

Mr. Amos added, "We anticipate issuing our results for year ended September 30, on November 9, 2000 upon completion of the year-end review by our accounting firm."

Mr. Amos concluded by stating, "While we may also incur a loss for the December 2000 quarter, with the lawsuit behind us, the investment portfolio restructured and the recent acquisition of Dominion Savings Bank, FSB, we are very optimistic about future quarters."




         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE.
FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; THE COMPANY'S ABILITY TO REMEDY ANY COMPUTER MALFUNCTIONS THAT MAY RESULT FROM THE ADVENT OF THE YEAR 2000; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.



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